Exhibit 10.2

EXECUTION VERSION

SECOND AMENDMENT TO

SECOND A&R TERM LOAN FACILITY AGREEMENT

This Second Amendment, dated as of June 26, 2026 (the “Second Amendment”), amends the Second Amended and Restated Term Loan Facility Agreement, dated as of June 15, 2022 (as amended by the First Amendment, dated as of April 19, 2024, and as further amended, amended and restated, modified or supplemented from time to time, the “Term Loan Facility Agreement”), by and among Cheniere Corpus Christi Holdings, LLC (the “Borrower”), Corpus Christi Liquefaction, LLC, Cheniere Corpus Christi Pipeline, L.P. and Corpus Christi Pipeline GP, LLC (the “Guarantors” and, together with the Borrower, the “Loan Parties”), Société Générale as the Term Loan Facility Agent, and the Term Lenders that are party thereto. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Term Loan Facility Agreement.

WHEREAS, the Loan Parties wish to enter into this Second Amendment; and

WHEREAS, the Term Loan Facility Agent is executing this amendment as set forth herein pursuant to Section 12.01 (Decisions; Amendments, Etc.) of the Term Loan Facility Agreement and Section 3 (Voting and Decision Making) and Section 4 (Modifications; Instructions; Other Relationships) of the Intercreditor Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and subject to the terms and conditions herein set forth, the parties hereto agree as follows:

Section 1. Amendments to Term Loan Facility Agreement. The Borrower, the Guarantors and the Term Loan Facility Agent each agree that the Term Loan Facility Agreement is hereby amended by:

(a)	amending Section 2.02(a) (Availability) of the Term Loan Facility Agreement by inserting the double-underlined text (example: double-underlined text) as set forth below:

“Subject to the terms and conditions set forth in this Agreement and the Common Terms Agreement, each Term Lender severally, and not jointly or jointly and severally, agrees to advance to the Borrower its Term Loans, in an aggregate principal amount not to exceed such Term Lender’s Term Loan Facility Debt Commitment, from time to time during the period commencing on the date of the Initial Advance and ending on the earliest of:

(i)	the later of the Stage 3 Completion Date and December 31, 2027;

(ii)

the date of any cancellation or termination of all of the remaining Term Loan Facility Debt Commitments pursuant to Section 3.8 (Reductions and Cancellations of Facility Debt Commitments) of the Common Terms Agreement; and

(iii)	the date the Term Lenders terminate their Term Loan Facility Debt Commitments upon the occurrence and during the Continuance of a Loan Facility Event of Default;

(such period, the “Term Loan Availability Period”).”

(b)

amending Section 3.01(b) (Repayment of Term Loan Borrowings) of the Term Loan Facility Agreement by inserting the double-underlined text (example: double-underlined text) and deleting the stricken text (example: ~~stricken text~~) as set forth below:

“The repayment of principal by the Borrower for the Term Loans shall commence on the earlier of:

(i)	the first Quarterly Payment Date occurring ~~more~~ no less than three calendar months following the later of the Stage 3 Completion Date and December 31, 2027; and

(ii)	the first Quarterly Payment Date following the Stage 3 Date Certain

(such date, the “First Repayment Date”).”

(c)

amending the definition of “Eligible Assignee” in Exhibit A (Definitions) of the Term Loan Facility Agreement by inserting the double-underlined text (example: double-underlined text) as set forth below:

““Eligible Assignee” means (a) an existing Term Lender or (b) any Affiliate of a Term Lender; provided that in the case of clause (b), for any assignment, novation or transfer during the Term Loan Availability Period, such Term Lender or its rated Affiliate shall have agreed in writing with the Borrower to remain obligated to promptly fund any duly requested disbursement of the Term Loan Facility Debt Commitment assigned, novated or transferred to such assignee or transferee (or any part thereof) should such assignee or transferee default in its obligation to fund any portion of the Term Loan Facility Debt Commitment assigned or transferred to it.”

Section 2. Effectiveness. This Second Amendment shall be effective upon (a) the receipt by the Term Loan Facility Agent of executed counterparts of this Second Amendment by the Borrower and each Guarantor and (b) the execution of this Second Amendment by the Term Loan Facility Agent.

Section 3. Finance Document. This Second Amendment constitutes a Finance Document as such term is defined in, and for purposes of, the Common Terms Agreement.

Section 4. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, UNITED STATES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF THAT WOULD RESULT IN THE APPLICATION OF THE LAW OF ANY OTHER JURISDICTION.

Section 5. Headings. All headings in this Second Amendment are included only for convenience and ease of reference and shall not be considered in the construction and interpretation of any provision hereof.

Section 6. Binding Nature and Benefit. This Second Amendment shall be binding upon and inure to the benefit of each party hereto and their respective successors and permitted transfers and assigns.

Section 7. Counterparts. This Second Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Second Amendment by facsimile or other electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof. Any signature to this Second Amendment may be delivered by facsimile, electronic mail (including pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes to the fullest extent permitted by applicable law.

Section 8. No Modifications; No Other Matters. Except as expressly provided for herein, the terms and conditions of the Term Loan Facility Agreement shall continue unchanged and shall remain in full force and effect. Each amendment granted herein shall apply solely to the matters set forth herein and such amendment shall not be deemed or construed as an amendment of any other matters, nor shall such amendment apply to any other matters.

[Signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

CHENIERE CORPUS CHRISTI HOLDINGS, LLC, as the Borrower

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

CORPUS CHRISTI LIQUEFACTION, LLC, as Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

CHENIERE CORPUS CHRISTI PIPELINE, L.P., as Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

CORPUS CHRISTI PIPELINE GP, LLC, as Guarantor

By:	/s/ Matthew Healey
	Name:	Matthew Healey
	Title:	Senior Vice President, Finance and Treasury

SIGNATURE PAGE TO SECOND AMENDMENT TO

SECOND A&R TERM LOAN FACILITY AGREEMENT

IN WITNESS WHEREOF, the parties have caused this Second Amendment to be duly executed and delivered as of the day and year first above written.

SOCIÉTÉ GÉNÉRALE, as Term Loan Facility Agent

By:	/s/ Eric Kim
Name: Eric Kim
Title: Managing Director

SIGNATURE PAGE TO SECOND AMENDMENT TO

SECOND A&R TERM LOAN FACILITY AGREEMENT